Exhibit 10.3

** Indicates a portion of the schedule or exhibit to this Amendment has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

AMENDMENT NO. 3, CONSENT AND WAIVER

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3, CONSENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of September 21, 2009, is by and among URBAN OUTFITTERS, INC., a Pennsylvania corporation (“Urban”), and certain of its subsidiaries listed on Schedule 1 attached hereto (together with Urban, individually and collectively, the “Borrowers”); the Lenders party to the Credit Agreement defined below, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

BACKGROUND

A. Pursuant to that certain Amended and Restated Credit Agreement, dated September 23, 2004, by and among the Borrowers, the Lenders referred to therein, and the Administrative Agent, as amended by (i) that certain Letter Agreement Concerning Amended and Restated Note, dated May 18, 2005, (ii) that certain First Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, (iii) that certain Extension of Amended and Restated Credit Agreement, dated November 27, 2007, and (iv) that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated December 10, 2007 (as so amended and as may be further amended, restated or modified from time to time, the “Credit Agreement”) the Lenders agreed, inter alia, to provide for a revolving line of credit in the maximum principal amount of Sixty Million Dollars ($60,000,000) to fund working capital (including capital expenditures), to support the issuance of documentary and standby Letters of Credit, and to finance the general corporate purposes of the Borrowers, and (ii) provide for the ability to increase the Commitment Amount up to the maximum principal amount of One Hundred Million Dollars ($100,000,000).

B. Borrowers have requested to amend the Credit Agreement, to, inter alia: (i) add an additional Borrower; and (ii) add certain additional Guarantors.

C. Prior to the date hereof (i) Urban Outfitters (Delaware), Inc., a Delaware corporation that was a Borrower, was merged with and into U. O. Merchandise, Inc., a newly-created Pennsylvania corporation (the “U.O.Merger”), and (ii) Free People LLC, a Delaware limited liability company that was a Guarantor, was merged with and into Free People of PA LLC (f/k/a Free People East LLC), a Pennsylvania limited liability company (the “Free People Merger,” and together with the U. O. Merger, collectively, the “Mergers,” and each a “Merger”). The consummation of each of the Mergers caused the occurrence of certain Events of Default (the “Merger Events of Default”).

D. Borrowers have requested that the Lenders and the Administrative Agent consent to the Mergers and waive all Events of Default that have occurred and are continuing solely as the result of the Mergers and the entrance by any of Urban Outfitters (Delaware), Inc., U. O. Merchandise, Inc., Free People LLC, and Free People of PA LLC, into, and the performance of, the agreements, instruments, certificates and other documents evidencing any of the Mergers (collectively, the “Merger Documents”).

E. The Lenders and the Administrative Agent have agreed to the foregoing modifications, consents, and waivers, as more particularly described herein and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.	Definitions.

(a)	General Rule. Except as expressly set forth herein, all capitalized terms used and defined herein have the respective meanings ascribed thereto in the Credit Agreement.

(b)	Additional Definitions. The following additional definitions are added to Section 1.1 of the Credit Agreement to read in their entireties as follows:

“Bermuda Dollars” means the lawful currency of Bermuda.

“Fourth Amended and Restated Notes” means, collectively, those certain Fourth Amended and Restated Promissory Notes, each dated as of September 21, 2009, by the Borrowers in favor of each Lender.”

“Hong Kong Dollars” means the lawful currency of Hong Kong.

“Joinder to Continuing Letter of Credit Agreement” means any Joinder to that certain Continuing Letter of Credit Agreement, dated as of September 21, 2007, in the form of Exhibit I to the Third Amendment, to be entered into by any Subsidiary of any of the Borrowers, pursuant to which such Subsidiary becomes a party to the Continuing Letter of Credit Agreement.

“Post-Closing Letter Agreement” between Urban and the Administrative Agent, dated as of September 21, 2009.

“Third Amendment” means that certain Amendment No. 3 to Amended and Restated Credit Agreement, by and among Borrowers, Lenders, and Administrative Agent, dated as of September 21, 2009.

“Third Amendment Documents” means, collectively, the Third Amendment, the Joinder to Guaranty, the Fourth Amended and Restated Note, the Joinder to Continuing Letter of Credit Agreement, the Post-Closing Letter Agreement, and each other document, instrument, certificate and agreement executed and delivered by any Borrower, any Subsidiary, any Guarantor, or their counsel in connection with the Third Amendment or otherwise referred to therein or contemplated thereby all as they may be amended, restated or otherwise modified.

“Third Amendment Effective Date” means the date on which the conditions set forth in Section 4 of the Third Amendment have been satisfied.

(c)	Amended Definitions. The following definitions are amended and restated to read in their entireties as follows:

“Alternate Currency” means as of the date hereof Pounds Sterling, Irish Punts, Hong Kong Dollars, Bermuda Dollars, and the euro and hereafter means such currencies or such other lawful currency other than Dollars that is freely transferable and convertible into Dollars as each Lender and Administrative Agent may mutually agree and from time to time designate as an Alternate Currency, each such Alternate Currency specified herein or hereafter designated to remain in effect as such until notice is given by any Lender or Administrative Agent that such currency is no longer available as an Alternate Currency.

“Guarantors” means collectively those direct and indirect Subsidiaries of the Borrowers set forth on Schedule 3 to the Third Amendment, and “Guarantor” means any of such Guarantors and each additional entity whether now owned or hereafter acquired that becomes a Guarantor pursuant to Section 8.12 hereof; provided, however, that Urban Outfitters Canada, Inc., a corporation formed under the laws of Canada, shall not be a Guarantor.

“Loan Documents” means, collectively, this Agreement, the Note, the Guaranty Agreement, the Applications, the Letters of Credit and each other document, instrument, certificate and agreement executed and delivered by any Borrower, any Subsidiary, any Guarantor or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified, including, without limitation, the First Amendment Documents, the Second Amendment Documents, and the Third Amendment Documents.

“Non-U.S. Borrowers” means, collectively, all Borrowers formed under a jurisdiction outside of the United States, including, without limitation, URBN UK Limited (f/k/a Urban Outfitters UK Limited), a corporation formed under the laws of England and Wales, Urban Outfitters Ireland Limited, a corporation formed under the laws of the Republic of Ireland, and HK Sourcing Limited, a limited liability company incorporated in Hong Kong, and “Non-U.S. Borrower” means any of such Non-U.S. Borrowers.

2.	Amendments to Credit Agreement and Replacements of Schedules to Credit Agreement.

(a)	Replacement of Schedules 1 (Subsidiaries that are Borrowers) and 3 (Guarantors). Schedules 1 and 3 to the Credit Agreement are hereby amended and restated in their entireties as set forth on Schedule 1 and Schedule 3, respectively, to this Third Amendment. All references in the Loan Agreement to Schedule 1 and/or Schedule 3 shall be deemed to be references to the Schedule 1 and/or Schedule 3 attached to this Third Amendment. For the avoidance of doubt, as a result of the Merger, from and after the effective date of the Merger Urban Outfitters (Delaware), Inc. shall no longer be a Borrower, nor a party to the Credit Agreement or any of the other Loan Documents.

(b)	Amendment of Section 10.4(b) and Replacement of Schedule 10.4(b) (Investment Policy and Guidelines). Section 10.4(b) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth below:

“(b) investments made in accordance with the Investment Policy and Guidelines attached hereto as Schedule 10.4(b) as in effect on the Third Amendment Effective Date, which Investment Policy and Guidelines may be updated or amended by the Borrowers without the consent of Wachovia; provided, that such updates or amendments shall not become a part of this Credit Agreement without ten (10) days prior written notice to Wachovia;”

Schedule 10.4(b) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 10.4(b) attached to this Third Amendment. All references in the Loan Agreement to Schedule 10.4(b) shall be deemed to be references to the Schedule 10,4(b) attached to this Third Amendment

3.	Representations and Warranties. Borrowers hereby represent and warrant to Lenders, as to themselves and their Subsidiaries, as follows:

(a)	Representations. As of the Third Amendment Effective Date and after giving effect thereto, the Borrowers represent and warrant as follows: (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; (ii) there is no Event of Default or Default under the Credit Agreement, as amended hereby, which has not been cured or waived; and (iii) no Borrower is aware of any Material Adverse Effect.

(b)	Power and Authority. Each Borrower has the power and authority under the laws of its jurisdiction of formation and under its respective formation documents to enter into and perform this Third Amendment and the other documents and agreements required hereunder (collectively, the “Third Amendment Documents”); all necessary actions (corporate or otherwise) for the execution and performance by each Borrower of the Third Amendment Documents have been taken; and each of the Third Amendment Documents and the Credit Agreement, as amended, constitute the valid and binding obligations of Borrowers, enforceable in accordance with its respective terms.

(c)	No Violations of Law or Agreements. The execution and performance of the Third Amendment Documents by Borrowers and Guarantors party thereto will not: (i) violate any provisions of any law or regulation, federal, state, local, or foreign, or any formation document of any Borrower or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any material agreement or instrument by which any Borrower or its property may be bound.

4.	Conditions to Effectiveness of Amendment. This Third Amendment shall be effective upon the date of Administrative Agent’s receipt of the following documents, each in form and substance reasonably satisfactory to Administrative Agent:

(a)	Third Amendment. This Third Amendment duly executed and delivered by each of the Borrowers, the Lenders, and the Administrative Agent.

(b)	Amended Disclosure Schedules to Credit Agreement. The amended disclosure schedules to Credit Agreement, to attached hereto as Schedules 1, 3, and 10.4(b), respectively.

(c)	Joinder to Continuing Letter of Credit Agreement. The Joinder to Continuing Letter of Credit Agreement, duly executed and delivered by each of HK Sourcing Limited, a limited liability company incorporated in Hong Kong, and U. O. Merchandise, Inc., a Pennsylvania corporation, in the form attached hereto as Exhibit I.

(d)	Fourth Amended and Restated Notes. The Fourth Amended and Restated Notes, each dated of even date herewith, by the Borrowers in favor of each Lender, in the aggregate maximum principal amount of Sixty Million Dollars ($60,000,000) in the form, attached hereto as Exhibit II.

(e)	Joinder to Guaranty. The Joinder to Guaranty, duly executed and delivered by each of URBN NL Holding C.V., a Dutch limited partnership, UO (Bermuda) Limited, a Bermuda company limited by shares, and Free People of PA LLC, a Pennsylvania limited liability company, guarantying the Borrowers’ obligations under the Credit Agreement, in the form attached hereto as Exhibit III.

(f)	Secretary’s Certificate for the New Borrowers. Secretary’s Certificate for each of HK Sourcing Limited and U. O. Merchandise, Inc., including and/or attaching, as the case may be: (i) a certification of the incumbency for such Borrower; (ii) the formation documents of such Borrower (including, without limitation, articles of incorporation, by-laws, operating agreement, and other similar organizational documents, as the case may be); (iii) resolutions of the Board of Directors (or equivalent governing body) of such Borrower, approving the Third Amendment and the transactions contemplated thereby[; and (iv) a certificate of good standing or subsistence, as the case may be, issued by the Secretary of State or equivalent governing body of such Borrower’s jurisdiction or country of incorporation or organization, as the case may be, and dated as of a recent date acceptable to the Agent in its sole discretion].

(g)	Evidence of Name Change. Documentation issued by the appropriate governmental office, evidencing name change of Urban Outfitters UK Limited to URBN UK Limited.

(h)	Secretary’s Certificate for each of the New Guarantors. Secretary’s Certificate for each of URBN NL Holding C.V., UO (Bermuda) Limited, and Free People of PA LLC, including and/or attaching, as the case may be: (i) a certification of the incumbency for such Guarantor; (ii) the formation documents of such Guarantor (including, without limitation, articles of incorporation, articles of organization, by-laws, operating agreement, and other similar organizational documents, as the case may be); (iii) (x) resolutions of the Board of Directors (or equivalent governing body) of UO (Bermuda) Limited, (y) written consent of each of the general and limited partners of URBN NL Holding C.V., and (z) written consent of the Board of Managers (or equivalent governing body) of Free People of PA LLC, in each case, approving the Third Amendment and the transactions contemplated thereby; and (iv) certificates of good standing or subsistence, as the case may be, issued by the Secretary of State or equivalent governing body of each such Guarantor’s jurisdiction of incorporation, organization, or formation, as the case may be.

(i)	Financial Condition and Officer Compliance Certificate. Financial Condition and Officer Compliance Certificate executed and delivered by an authorized officer of Urban, in substantially the form attached hereto as Exhibit IV.

(j)	Post-Closing Letter Agreement. Post-Closing Letter Agreement executed by an authorized officer of Urban and the Administrative Agent, in the form attached hereto as Exhibit V.

(k)	Hong Kong Legal Opinion. Legal Opinion of Richards Butler, in association with Reed Smith LLP, Hong Kong counsel to the Borrowers, in form and substance satisfactory to the Administrative Agent.

(l)	Bermuda Legal Opinion. Legal Opinion of Cox Hallett Wilkinson, Bermuda counsel to the foreign Guarantors, in form and substance satisfactory to the Administrative Agent.

(m)	Dutch Legal Opinion. Legal Opinion of Heussen B.V., Dutch counsel to the foreign Guarantors, in form and substance satisfactory to the Administrative Agent.

(n)	Pennsylvania Legal Opinion. Legal Opinion of Pennsylvania counsel to the Borrowers, with respect to each of U. O. Merchandise, Inc. and Free People of PA, LLC, in form and substance satisfactory to the Administrative Agent.

(o)	Lien Searches. Such lien searches as Administrative Agent may reasonably request, including, without limitation, lien searches for each of (i) HK Sourcing Limited, URBN NL Holding, C.V., and UO (Bermuda) Limited, in each of Washington, D.C. and the respective country of formation or organization, and (ii) each of U. O. Merchandise, Inc. and Free People of PA LLC, in the Commonwealth of Pennsylvania, in each case, the results of which shall be satisfactory to Administrative Agent in its sole discretion.

(p)	Other Documents. Such additional documents as Administrative Agent may reasonably request.

(q)	Payment of the Administrative Agent’s Legal and Other Fees. Payment to the Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent in connection with the preparation, execution and delivery of this Third Amendment.

(r)	Evidence of Hazard and Liability Insurance. Evidence that the Borrowers have in place Hazard and Liability Insurance as required pursuant to Section 8.2 of the Credit Agreement.

(s)	Satisfaction of Due Diligence Review. Review by the Administrative Agent and its counsel of all corporate or organizational documentation of the Borrower, as well as other legal and financial due diligence; provided, however, that this Third Amendment shall not be effective unless and until the results of the due diligence review are acceptable to the Administrative Agent, in its discretion.

5.	Affirmations. Borrowers hereby: (i) affirm all the provisions of the Credit Agreement, as amended by this Third Amendment; and (ii) agree that the terms and conditions of the Credit Agreement shall continue in full force and effect, as amended hereby.

6.	Acknowledgement and Agreement of the New Borrowers

(a)	HK Sourcing Limited hereby acknowledges and agrees that (a) it has read the Credit Agreement, and (b) from and after the date of this Third Amendment, (i) it makes each of the representations and warranties made by a Borrower as though fully set forth herein, agrees to the covenants set forth in the Credit Agreement, and shall be bound by all of the terms and conditions of, and shall be an additional Borrower under, the Credit Agreement, (ii) represents that its address for notices is Unit 3301-04, 33/F, Tower 1, 223 Hing Fong Road, Kwai Chung, NT, Hong Kong; and (iii) it is and shall be for all purposes a Borrower under the Credit Agreement.

(b)	U. O. Merchandise, Inc. hereby acknowledges and agrees that (a) it has read the Credit Agreement, and (b) from and after the date of this Third Amendment, (i) it makes each of the representations and warranties made by a Borrower as though fully set forth herein, agrees to the covenants set forth in the Credit Agreement, and shall be bound by all of the terms and conditions of, and shall be an additional Borrower under, the Credit Agreement, (ii) represents that its address for notices is 5000 S. Broad Street, Philadelphia, PA 19112; and (iii) it is and shall be for all purposes a Borrower under the Credit Agreement.

7.	Consent to the Mergers, and Waiver of Events of Default Notwithstanding any prohibition to the contrary contained in the Credit Agreement or in any of the other Loan Documents, the Administrative Agent and the Lenders hereby explicitly consent to the consummation of the Mergers, and the entrance by the parties thereto into the Merger Documents to which each is a party, and waive all Events of Default that have occurred and are continuing, or otherwise would result, solely from the entrance by the parties thereto into the Merger Documents, and the performance by the each parties thereto of the transactions contemplated thereby, including, without limitation, the Mergers and failure to deliver the notice and joinders that may have been required under Section 8.12 of the Credit Agreement.

8.	Miscellaneous.

(a)	Borrowers agree to pay Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent and its counsel in connection with the due diligence review, the preparation, execution and delivery of this Third Amendment, and the future administration by the Administrative Agent of this Third Amendment and the transactions contemplated hereby.

(b)	This Third Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

(c)	This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

(d)	Entirety. This Third Amendment, together with the other Third Amendment Documents, the Credit Agreement, and the other Loan Documents, represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral and written, if any, including any commitment letters or correspondence relating to the Third Amendment Documents, the other Loan Documents or the transactions contemplated herein or therein.

(e)	No Waiver. Except as expressly set forth herein, the execution, delivery and performance of this Third Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent, any Issuing Lender, or Lenders under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3, Consent and Waiver the day and year first above written.

Borrowers:

[CORPORATE SEAL]	URBAN OUTFITTERS, INC.

	By:	/s/ Richard A. Hayne
	Name:	Richard A. Hayne
	Title:	Director & Chairman

[CORPORATE SEAL]	UO FENWICK, INC.

	By:	/s/ John E. Kyees
	Name:	John E. Kyees
	Title:	Chief Financial Officer

[CORPORATE SEAL]	U. O. MERCHANDISE, INC.

	By:	/s/ John E. Kyees
	Name:	John E. Kyees
	Title:	Chief Financial Officer

[CORPORATE SEAL]	HK SOURCING LIMITED

	By:	/s/ Robert Ross
	Name:	Robert Ross
	Title:	Director

[CORPORATE SEAL]	URBN UK LIMITED f/k/a URBAN OUTFITTERS UK LIMITED

	By:	/s/ Richard A. Hayne
	Name:	Richard A. Hayne
	Title:	Director

	By:	/s/ Glen A. Bodzy
	Name:	Glen A. Bodzy
	Title:	Director

[CORPORATE SEAL]	URBAN OUTFITTERS IRELAND LIMITED

	By:	/s/ John E. Kyees
	Name:	John E. Kyees
	Title:	Director

	By:	/s/ Glen A. Bodzy
	Name:	Glen A. Bodzy
	Title:	Director

Lender:

WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a FIRST UNION NATIONAL BANK,)
as a Lender, Issuing Lender and as Administrative Agent

	By:	/s/ Stephen T. Dorosh
	Name:	Stephen T. Dorosh
	Title:	Vice President

SCHEDULE 1

Subsidiaries that are Borrowers

U. O. Fenwick, Inc., a Delaware corporation;

U. O. Merchandise, Inc., a Pennsylvania corporation;

URBN UK Limited (f/k/a Urban Outfitters UK Limited), a corporation formed under the laws of England and Wales;

Urban Outfitters Ireland Limited, a corporation formed under the laws of the Republic of Ireland; and

HK Sourcing Limited, a limited liability company incorporated in Hong Kong

SCHEDULE 3

Subsidiaries that are Guarantors

Anthropologie, Inc., a Pennsylvania corporation;

Urban Outfitters Wholesale, Inc., a Pennsylvania corporation;

Urban Outfitters Direct LLC, a Pennsylvania limited liability company;

Anthropologie Direct LLC, a Pennsylvania limited liability company;

U.O.D. Secondary, Inc., a Delaware corporation;

UOGC, Inc., a Florida corporation;

Urban Outfitters West LLC, a California limited liability company;

Free People of PA LLC, a Pennsylvania limited liability company;

Freepeople.com LLC, a Delaware limited liability company;

Urban Outfitters Holdings LLC, a Pennsylvania limited liability company;

Anthropologie Holdings LLC, a Pennsylvania limited liability company;

Urbanoutfitters.com LP, a Pennsylvania limited partnership;

Anthropologie.com, a Pennsylvania limited partnership;

U. O. Real Estate LLC, a Pennsylvania limited liability company;

URBN NL Holding, C.V., a Dutch limited partnership; and

UO (Bermuda) Limited, Bermuda company limited by shares

Schedule 10.4(B)

Investment Policy and Guidelines

[**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.]

URBAN OUTFITTERS, INC.

AND SUBSIDIARIES

Investment Policy & Guidelines

Effective: September 19, 2002

Revised: January 16, 2009

Urban Outfitters, Inc.

Investment Policy & Guidelines

Table of Contents

1. Purpose	S-5

2. Investment Goals and Objectives	S-5

3. Investment Authorization	S-6

4. Eligible Investment Managers	S-6

5. Eligible Investments	S-6

6. Investment/Portfolio Restrictions	S-7

7. Reporting	S-7

8. Compliance and Investment Review	S-8

9. Other	S-9

Urban Outfitters, Inc.

Investment Policy & Guidelines

Purpose

The purpose of this Investment Policy & Guidelines (this “Policy”) is to establish a framework for the investment of assets which represent excess working capital funds of Urban Outfitters, Inc. and its subsidiaries (“Urban Outfitters”). Specifically, this Policy shall:

1.	Identify investment objectives of Urban Outfitters;

2.	Establish acceptable investment guidelines;

3.	Specify investment authority and responsibility;

4.	Outline overall funds management strategies and procedures for compliance and review.

The Urban Outfitters Board of Directors and designated officer will oversee the aggregate investments under this Policy and will be responsible for:

•	monitoring the combined investments of Urban Outfitters;

•	ensuring compliance with this Policy for all investments of Urban Outfitters;

•	receiving recommendations for Policy updates;

•	proposing recommended updates to the Policy; and

•	undertaking all communications with professional investment managers.

Investments will be managed by professional investment managers or in professionally managed investment vehicles. Investment managers will have full discretion within the constraints of this Policy and any specific additional guidelines that may be imposed from time to time by the Board of Directors or designated Officer(s) of Urban Outfitters. The investment managers will be subject to periodic review by the Board of Directors of Urban Outfitters to ensure both compliance with this Policy and adherence to sound business judgment.

Investment Goals and Objectives

The goal of the Urban Outfitters investment strategy is to keep Urban Outfitters’ cash resources productively employed, in high credit quality instruments so as to preserve principal and capital balances. The overall investment strategy should ensure that the liquidity necessary to support Urban Outfitters’ short and long-term operating objectives and strategic goals is maintained.

Urban Outfitters, Inc.

Investment Policy & Guidelines

The specific objectives of the investment strategy in order of priority are as follows:

1.	Preservation of principal/capital

2.	Maintenance of liquidity requirements

3.	Optimum after-tax return on investment

Investment Authorization

The following Urban Outfitters personnel individually are designated and each has the authority to initiate and direct investment transactions which conform to the parameters of this Policy:

Chief Financial Officer

Executive Director of Finance

Controller

Additionally, the professional investment managers are granted full discretion to buy, sell, invest and reinvest a portion of the Urban Outfitters’ assets consistent with this Policy. The investment managers have been chosen in part because of their particular investment strategy and emphasis. The investment managers have advised Urban Outfitters that the following investment guidelines will not require the investment manager to deviate from that particular strategy and emphasis.

Eligible Investment Managers

Urban Outfitters will periodically evaluate its investment managers and will, as necessary from time to time, select investment managers from the list attached to this Policy as Exhibit “A”.

Eligible Investments

Investments may be made only in the following instruments: [**]

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Urban Outfitters, Inc.

Investment Policy & Guidelines

Investment/Portfolio Restrictions

Investments will be made in U.S. dollars only. Assets may be invested in securities with a maximum maturity of [**].

No more than may be held for investment with any one professional investment manager.

With the exception of US Treasury and GSE securities, at time of purchase, no one issuer will represent more than [ **] of the total professional investment manager’s account or [**] individually, and no more than [**] of total issue size outstanding, excluding consideration for U.S. GSE obligations, money market funds and overnight securities. In order to meet short-term cash requirements, a portion of the funds managed in each investment manager’s portfolio, as directed by Urban Outfitters from time to time, must be maintained in instruments that provide liquidity on a daily basis.

Each investment manager’s portfolio shall exclude structured note activity and any derivative, with the exception of puts purchased for hedging purposes.

For other than money market funds which are eligible investments, the Companies may not invest in mutual funds or closed-end funds unless approved by the Board of Directors.

Urban Outfitters will not borrow funds for investment purposes or engage in short sales. The investment manager does not have authority to borrow on behalf of Urban Outfitters.

Urban Outfitters may, from time to time, enter into certain financing arrangements which require additional restrictions on the investment of its cash resources. It is understood that any such restrictions would supersede this Policy for the duration of their applicability.

Non-rated securities are not permissible.

Should a bond have split ratings by Standard & Poor’s and Moody’s, the lower of the two ratings will apply.

Reporting

All investment managers engaged by Urban Outfitters will be required to provide, at least monthly, comprehensive reporting of all assets and their respective activity during that time period. Reporting provisions should be comparable to that of any one of the eligible investment managers listed in Appendix A of this Policy and must also provide sufficient data to comply with disclosure surrounding Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and SFAS No. 157, “Fair Value Measurements.”

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Urban Outfitters, Inc.

Investment Policy & Guidelines

Reporting packages shall be transmitted to an Urban Outfitters named representative (as determined by the Controller of Urban Outfitters) no later than business day 2 of the month subsequent to the reporting period.

Compliance and Investment Review

The Board of Directors Urban Outfitters will meet as needed to review Urban Outfitters’ aggregate investment performance and compliance with this Policy. If necessary, the Board of Directors will meet with each professional investment manager as needed.

All investment managers retained by Urban Outfitters will certify in writing to Urban Outfitters quarterly that the operation of its account has been in compliance with this Policy and all specific guidelines set forth herein. (Certification attached to the Policy as Appendix B) In the event a manager finds itself out of compliance at any time, through inadvertence or otherwise, the manager will promptly notify Urban Outfitters in writing and take remedial action. Any trade or transaction which is not in compliance with this Policy at time of purchase must be reversed by the manager. The investment manager will be responsible to return to Urban Outfitters all funds invested in the particular trade or transaction plus, if applicable, all interest or monies earned.

Urban Outfitters, Inc.

Investment Policy & Guidelines

After transactions have been placed, all investment managers will notify Urban Outfitters. immediately of any downgrades in rating not in compliance with this Policy and will seek direction from Urban Outfitters authorized officer(s) regarding action to be taken.

Other

This Policy will be reviewed periodically by the Urban Outfitters Boards of Directors and revised or confirmed as appropriate.

By initial and continuing acceptance of this Policy and all related specific guidelines, each manager concurs with the provisions contained herein. Each manager is encouraged to recommend changes to this Policy and specific guidelines which may improve performance of the portfolio or make adjustments based on market trends and or market risk as appropriate. If at any time a manager believes its objectives cannot be met due to the provisions of this Policy and specific guidelines or for any other reason, the Board of Directors of Urban Outfitters must be notified in writing.

The investment managers custodians and/or other related service providers will, on at least an annual basis, provide Urban Outfitters with written certification that:

•	its current systems and related processes produce accurate financial information and data;

•	its current systems have been tested by an outside third party and have received an unqualified opinion as to the integrity of data; and

•	that the investment managers have a disaster recovery system in place which is functioning properly so as to protect Urban Outfitters assets and data.

•	SAS 70 Report with an unqualified opinion.

In addition, investment managers will maintain appropriate insurance coverages to protect Urban Outfitters’ assets and will provide, as required, certificates of insurance which name Urban Outfitters, Inc. and its subsidiaries as an additional insured and detail the amounts of these insurance coverages currently in place.

Urban Representative Signature and Date:

Investment Manager Signature and Date

Urban Outfitters, Inc.

Investment Policy & Guidelines

Appendix A – Eligible Investment Managers

[**]

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Urban Outfitters, Inc.

Investment Policy & Guidelines

EXHIBIT B - Quarterly Compliance Statement

To:	Urban Outfitters Inc.

Date	(Input Current Date)

We (Input your Investment Firm Name), certify that during the fiscal quarter of (Input Period Covered), we have been in compliance with the Urban Outfitters Inc. Investment Policy. (If there were exceptions during the quarter please list each exception and the time Urban Outfitters was notified of such exceptions.

(Input Managers Signature)

(Input Printed Managers Name)

(Input Printed Firm Name)

EXHIBIT I

FORM OF

JOINDER TO

CONTINUING LETTER OF CREDIT AGREEMENT

By executing this Joinder to Continuing Letter of Credit Agreement, the undersigned hereby acknowledges and agrees that (a) it has read that certain Continuing Letter of Credit Agreement (as it may be amended, restated or modified from time to time, the “L/C Agreement”), dated December 10, 2007, by Urban Outfitters, Inc. (“Urban”) and certain of Urban’s affiliates, in favor of Wachovia Bank, National Association, delivered in connection with that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated December 10, 2007, by and among Urban, the other Borrowers (as defined therein), the Lenders referred to therein, and Wachovia Bank, National Association, as administrative agent, and (b) from and after the date of this Joinder, (i) it makes each of the representations and warranties made by an Applicant (as defined in the L/C Agreement) as though fully set forth herein, agrees to the covenants set forth in the L/C Agreement, and shall be bound by all of the terms and conditions of, and shall be an additional Applicant under, the L/C Agreement, (ii) represents that its address for notices is as set forth below; and (iii) it is and shall be for all purposes a Applicant thereunder. This Joinder to Continuing Letter of Credit Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder to Continuing Letter of Credit Agreement as of September     , 2009.

Attest:	HK SOURCING LIMITED

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:

EXHIBIT II

FORM OF

FOURTH AMENDED AND RESTATED NOTE

$60,000,000	September , 2009

FOR VALUE RECEIVED, the undersigned, URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania (“Urban”), and each Subsidiary of Urban listed on Schedule 1 to the Credit Agreement referred to below (Urban and each such Subsidiary, each a “Borrower” and collectively, the “Borrowers”), jointly and severally, promise to pay to the order of Wachovia Bank, National Association (the “Lender”), at the office of the Administrative Agent and times provided in the Credit Agreement referred to below, the principal sum of Sixty Million Dollars ($60,00,000) or, if less, the principal amount of all Loans made by the Lender from time to time pursuant to that certain Amended and Restated Credit Agreement dated September 23, 2004 (as amended through the date hereof, and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrowers, the Lender, the other lenders referred to therein, and Wachovia Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. Notwithstanding anything to the contrary contained herein, the liability of the non-U.S. Borrowers shall be limited as and to the extent set forth in Section 2.8 of the Credit Agreement.

The unpaid principal amount of this Fourth Amended and Restated Note (this “2009 Note”) from time to time outstanding is subject to repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this 2009 Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This 2009 Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the collateral for this 2009 Note, if any, and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this 2009 Note and on which such Obligations may be declared to be immediately due and payable.

This 2009 Note evidences and constitutes the restatement, renewal and modification of that certain Third Amended and Restated Noted, dated December 10, 2007 (the “Existing Note”), which, in turn, amended and restated that certain Second Amended and Restated Note, dated May 31, 2007 (the “May 2007 Note”), which, in turn, amended and restated that certain Amended and Restated Note dated May 16, 2005 from the Borrowers to the Lender in the original principal amount of $42,500,000 (the “Amended and Restated Note”), which, in turn, amended and restated that certain Note dated September 23, 2004 from the Borrowers to the Lender in the original principal amount of $35,000,000 issued pursuant to the Credit Agreement (the “Prior Note”). Such Prior Note constituted the restatement, renewal and modification of that certain Promissory Note dated September 12, 2001 from the Borrowers to the Lender, in the original principal amount of $25,000,000 issued pursuant to the Existing Credit Agreement and the amendments thereto (as amended and/or restated from time to time prior to the date hereof, the “Original Note” and together with the Existing Note, the May 2007 Note, the Amended and Restated Note, and the Prior Note, the “Existing Notes”). The execution and delivery of this 2009 Note shall not in any circumstances be deemed to have terminated, extinguished, released or discharged the Borrowers’ indebtedness under the Existing Notes, which indebtedness shall continue under and be governed by this 2009 Note and the Credit Agreement. This 2009 Note shall, for all purposes, be deemed the “Note” in connection with any of the documents executed and delivered in connection with or pursuant to the Existing Note.

THIS 2009 NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this 2009 Note.

IN WITNESS WHEREOF, the undersigned have executed this Fourth Amended and Restated Note under seal as of the day and year first written above.

URBAN OUTFITTERS, INC.

By:
Name:
Title:

U.O. FENWICK, INC.

By:
Name:
Title:

URBAN OUTFITTERS (DELAWARE), INC.

By:
Name:
Title:

URBAN OUTFITTERS UK LIMITED

By:
Name:
Title:

[Additional Signature Page Follows]

URBAN OUTFITTERS IRELAND LIMITED

By:
Name:
Title:
HK SOURCING LIMITED

By:
Name:
Title:

EXHIBIT III

FORM OF

JOINDER TO

GUARANTY AGREEMENT

By executing this Joinder to Guaranty Agreement, the undersigned hereby acknowledges and agrees that (a) it has read that certain Guaranty Agreement (as it may be amended, restated or modified from time to time, the “Guaranty”), dated September 23, 2004, by certain affiliates of Urban Outfitters, Inc. (“Urban”), in favor of Wachovia Bank, National Association, as administrative agent for the benefit of the lenders under the Credit Agreement (defined below), executed and delivered in connection with that certain Amended and Restated Credit Agreement (as amended through the date hereof, and as it may be amended, restated or modified from time to time, the “Credit Agreement”), dated September 23, 2004, by and among Urban, the other Borrowers (as defined therein), the Lenders referred to therein, and Wachovia Bank, National Association, as administrative agent, and (b) from and after the date of this Joinder, (i) it makes each of the representations and warranties made by a Guarantor as though fully set forth herein, agrees to the covenants set forth in the Guaranty, and shall be bound by all of the terms and conditions of, and shall be an additional Guarantor under, the Guaranty, (ii) represents that its address for notices is as set forth below; and (iii) it is and shall be for all purposes a Guarantor thereunder. This Joinder to Guaranty Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder to Guaranty Agreement as of September     , 2009.

Attest:	URBN NL HOLDING C.V.

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:

Attest:	UO (BERMUDA) LIMITED

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:

EXHIBIT IV

FORM OF

FINANCIAL CONDITION

AND OFFICER COMPLIANCE CERTIFICATE

The undersigned, on behalf of URBAN OUTFITTERS, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (“Urban”), and each Subsidiary of Urban set forth on Schedule I to the Credit Agreement (defined below) (Urban, together with each Subsidiary, collectively, the “Borrowers,” and each a “Borrower”), and not in any individual or personal capacity, hereby certifies to the Administrative Agent and the Lenders (as defined below), as follows:

1. This Financial Condition and Officer Compliance Certificate (this “Certificate”) is delivered to you pursuant to Section 4(i) of that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of the date hereof (the “Third Amendment”), by and among the Borrowers, the Lenders referred to therein and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”), which amends that certain Amended and Restated Credit Agreement, dated September 23, 2004, by and among the Borrowers, the Lenders referred to therein, and the Administrative Agent, as amended by (i) that certain Letter Agreement Concerning Amended and Restated Note, dated May 18, 2005, (ii) that certain First Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, (iii) that certain Extension of Amended and Restated Credit Agreement, dated as of November 27, 2007, and (iv) that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated December 10, 2007 (as so amended and as may be further amended, restated or modified from time to time, the “Credit Agreement”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Credit Agreement.

2. I have reviewed the financial statements, dated as of                      and for the year ended                     , of Urban and its Consolidated Subsidiaries, and such statements fairly present in all material respects (a) the financial condition of Urban and its Consolidated Subsidiaries as of the dates indicated, and (b) the results of their operations and cash flows for the period indicated.

3. I have reviewed the terms of the Credit Agreement, and the other Loan Documents, and I have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Urban and its Consolidated Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2, above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate.

4. Urban and its Consolidated Subsidiaries are in compliance with (a) the financial covenants contained in Article IX of the Credit Agreement, as shown on Schedule I attached hereto, and (b) the restrictions contained in the Credit Agreement and the other Loan Documents.

[Signature Page Follow]

IN WITNESS WHEREOF, the undersigned have executed this Financial Condition and Officer Compliance Certificate the day and year first above written.

[CORPORATE SEAL]	URBAN OUTFITTERS, INC.,
for itself as a Borrower and for each other Borrower

By:
Name:
Title:

SCHEDULE I

Financial Covenant Calculations

EXHIBIT V

FORM OF

POST-CLOSING LETTER AGREEMENT

September     , 2009

Urban Outfitters, Inc., et al.

5000 South Broad Street

Philadelphia, PA 19112-1495

Attention: President

Ladies and Gentlemen:

We refer to that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of September     , 2009 (the “Third Amendment”), by and among URBAN OUTFITTERS, INC., a Pennsylvania corporation (“Urban”), and certain of its subsidiaries listed on Schedule 1 attached thereto (together with Urban, individually and collectively, the “Borrowers”); the Lenders party thereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). References in this letter (this “Post-Closing Letter”) to Sections are to Sections of the Third Amendment unless otherwise specified. Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement unless otherwise provided. Notwithstanding the conditions to closing set forth in Section 4 of the Third Amendment, the parties hereto agree to consummate the transactions contemplated thereby, on the express condition that the following requirements are satisfied on or before [September 25, 2009]:

I.

II.

This Post-Closing Letter shall constitute a Loan Document and shall be subject to the provisions of the Credit Agreement, each of which is incorporated by reference herein, mutatis mutandi. A default in the performance of any covenant set forth herein shall result in an Event of Default under the terms of the Credit Agreement.

Please indicate your agreement to the foregoing by signing this letter in the space provided below. By signing below, Urban Outfitters, Inc., on behalf of each of the Borrowers and Guarantors, expressly consents to this letter and acknowledges that each Borrower and Guarantor and each of their respective obligations under Amendment No. 3 are not affected or modified hereby except as expressly set forth herein.

[Signature Page Follows]

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent

By:
Name:
Title:

Accepted and Agreed:

URBAN OUTFITTERS, INC., for itself and each Borrower and Guarantor

By:
Name:
Title: